3: UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2002

LIFEPOINT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE #33-0539168

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification Number)

1205 S. Dupont Street, Ontario, California 91761

(Address of Principal Executive Offices) (Zip Code)

(909) 418-3000

Registrant's Telephone Number, Including Area Code

Item 5. Other Information

The holders of shares of the Series C Preferred Convertible Stock of LifePoint, Inc. (the "Company") which still have shares/funds in escrow, selected an independent third party to validate the IMPACTTM Test System as the first milestone for release of 50% of the shares/funds in escrow. These holders issued an Extension Grant, dated December 19, 2001, to amend the date for achieving the first milestone to January 15, 2002. The Company previously reported this extension in a Current Report filed on December 26, 2002.

The independent consultant reviewed the internal data (accuracy, precision, specificity, cross-reactivity, interference and stability data which comprise 75 - 85% of 510(k) submission to the Food and Drug Administration (the "FDA") and the external field evaluation data. Because the field evaluation data has come in more slowly than anticipated, the independent consultant has requested additional field data for some of the assays to determine, with confidence, that the IMPACT System is expected to obtain clearance from the FDA. The investors have agreed to change the date for achievement by the Company of the first milestone to March 31, 2002 to coincide with the date of the second milestone.

The investors on the investors' committee which are reviewing the data and report have agreed in principle to provide the Company with a $1,000,000 credit line to bridge release of escrow funds.

Item 7. Exhibits

    Exhibits

99.1 Extension Grant dated January 15, 2002.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned therein to be duly authorized.

LIFEPOINT, INC.

(Registrant)

Date: January 15, 2002 By /s/ Michele A. Clark

Michele A. Clark

Controller and Chief

Accounting Officer